EXHIBIT 99.1

Applied Industrial Technologies Reports Fiscal 2019 First Quarter Results
•Net Sales of $864.5M, Up 27.0%; 6.9% Organic Sales Growth
•Net Income of $48.9M, Up 45.1%; EPS of $1.24, Up 44.2%
•EBITDA of $82.5M, 9.5% of Sales
•Increases Full-Year EPS Guidance: $4.65 - $4.85
•Declares Dividend of $0.30

CLEVELAND, OHIO (October 31, 2018) - Applied Industrial Technologies (NYSE: AIT) today reported first quarter fiscal 2019 sales and earnings for the three months ended September 30, 2018.

Net sales for the quarter grew 27.0% to $864.5 million from $680.7 million in the same quarter a year ago. The overall sales increase for the quarter reflects 21.5% acquisition-related growth and 6.9% organic growth, partially offset by the negative impact of foreign currency translation (-0.9%) and adoption of ASC 606, the revised revenue recognition standard (-0.5%). Net income for the quarter increased 45.1% to $48.9 million from $33.7 million. Earnings per share rose 44.2% to $1.24 per share, compared with $0.86 per share in the first quarter of fiscal 2018, inclusive of benefits from the lower U.S. statutory tax rate and a $0.10 per share favorable impact of discrete tax items in the quarter. EBITDA for the quarter of $82.5 million increased 32.4% versus the prior year quarter.

Commenting on the results, Applied’s President & Chief Executive Officer Neil A. Schrimsher said, “We are off to a solid start to our fiscal 2019, as we continue leveraging our expanded capabilities and enhanced differentiation for growth and profitability. We are pleased with the performance across the business, including the continued integration progress with FCX Performance on key synergy opportunities.”

Outlook
“Given our performance and the discrete tax benefit in the quarter, we are raising our full-year fiscal 2019 earnings per share guidance from between $4.48 and $4.68 per share to between $4.65 and $4.85 per share on a sales increase of 16.0% to 18.0%.”

Mr. Schrimsher concluded, “Across the organization, we are excited about our growth prospects and remain focused on serving our customers, executing our business plans, and delivering our commitments in fiscal 2019.”

Dividend
Today the Company also announced that its Board of Directors declared a quarterly cash dividend of $0.30 per common share, payable on November 30, 2018, to shareholders of record on November 15, 2018.

Conference Call Information
Applied will host its quarterly conference call for investors and analysts at 10 a.m. ET on October 31, 2018. Neil A. Schrimsher - President & CEO, and David K. Wells - CFO will discuss the Company's performance. A supplemental investor deck detailing latest quarter results is available for reference on the investor relations portion of the Company’s website at www.applied.com. To join the call, dial 877-311-4351 (toll free) or 614-999-9139 (for International callers) using conference ID 8295767. A live audio webcast can be accessed online through the investor relations portion of the Company's website at www.applied.com. A replay of the call will be available for two weeks by dialing 855-859-2056 or 800-585-8367 (both toll free), or 404-537-3406 (International) using conference ID 8295767.

About Applied®
Founded in 1923, Applied Industrial Technologies is a leading distributor of bearings, power transmission products, engineered fluid power components and systems, specialty flow control solutions, and other industrial supplies, serving MRO and OEM customers in virtually every industry. In addition, Applied provides engineering, design and systems integration for industrial and fluid power applications, as well as customized mechanical, fabricated rubber, fluid power, and flow control shop services. Applied also offers storeroom services and inventory management solutions that provide added value to its customers. For more information, visit www.applied.com.

This press release contains statements that are forward-looking, as that term is defined by the Securities and Exchange Commission in its rules, regulations and releases. Applied intends that such forward-looking statements be subject to the safe harbors created thereby. Forward-looking statements are often identified by qualifiers such as “guidance,” “will” and derivative or similar expressions. All forward-looking statements are based on current expectations regarding important risk factors including trends in the industrial sector of the economy, and other risk factors identified in Applied's most recent periodic report and other filings made with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by Applied or any other person that the results expressed therein will be achieved. Applied assumes no obligation to update publicly or revise any forward-looking statements, whether due to new information, or events, or otherwise.
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CONTACT INFORMATION

INVESTOR RELATIONS
David K. Wells
Vice President - Chief Financial Officer & Treasurer
216-426-4755

CORPORATE & MEDIA RELATIONS
Julie A. Kho
Manager, Public Relations
216-426-4483

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME
(In thousands, except per share data)

	Three Months Ended September 30,
	2018	2017
Net Sales	$ 864,515	$ 680,701
Cost of sales	612,662	488,277
Gross Profit	251,853	192,424
Selling, distribution and administrative,
including depreciation	185,514	140,587
Operating Income	66,339	51,837
Interest expense, net	10,476	2,166
Other income, net	(239)	(711)
Income Before Income Taxes	56,102	50,382
Income Tax Expense	7,164	16,661
Net Income	$ 48,938	$ 33,721
Net Income Per Share - Basic	$ 1.26	$ 0.87
Net Income Per Share - Diluted	$ 1.24	$ 0.86
Average Shares Outstanding - Basic	38,714	38,932
Average Shares Outstanding - Diluted	39,364	39,336

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) Applied uses the last-in, first-out (LIFO) method of valuing U.S. inventory. An actual valuation of inventory under the LIFO method can only be made at the end of each year based on the inventory levels and costs at that time. Accordingly, interim LIFO calculations are based on management's estimates of expected year-end inventory levels and costs and are subject to the final year-end LIFO inventory determination.

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	June 30,
	2018	2018

Assets
Cash and cash equivalents	$ 56,408	$ 54,150
Accounts receivable, less allowances of $14,332 and $13,566	565,462	548,811
Inventories	431,658	422,069
Other current assets	35,555	32,990
Total current assets	1,089,083	1,058,020
Property, net	119,781	121,343
Goodwill	647,529	646,643
Intangibles, net	425,801	435,947
Other assets	23,494	23,788
Total Assets	$ 2,305,688	$ 2,285,741

Liabilities
Accounts payable	$ 241,885	$ 256,886
Current portion of long-term debt	19,184	19,183
Other accrued liabilities	133,104	156,482
Total current liabilities	394,173	432,551
Long-term debt	953,216	944,522
Other liabilities	87,493	93,705
Total Liabilities	1,434,882	1,470,778
Shareholders' Equity	870,806	814,963
Total Liabilities and Shareholders' Equity	$ 2,305,688	$ 2,285,741

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
(In thousands)

	Three Months Ended September 30,

	2018	2017

Cash Flows from Operating Activities
Net income	$ 48,938	$ 33,721
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization of property	4,981	3,927
Amortization of intangibles	10,921	5,831
Amortization of stock appreciation rights and options	651	577
Other share-based compensation expense	1,043	778
Changes in assets and liabilities, net of acquisitions	(53,184)	(35,025)
Other, net	(1,553)	(369)
Net Cash provided by Operating Activities	11,797	9,440
Cash Flows from Investing Activities
Property purchases	(3,173)	(6,336)
Proceeds from property sales	77	283
Acquisition of businesses, net of cash acquired	0	(5,014)
Net Cash used in Investing Activities	(3,096)	(11,067)
Cash Flows from Financing Activities
Net repayments under revolving credit facility	(19,500)	0
Long-term debt borrowings	175,000	0
Long-term debt repayments	(146,934)	(839)
Payment of debt issuance costs	(685)	0
Purchases of treasury shares	0	(13,761)
Dividends paid	(11,334)	(11,327)
Acquisition holdback payments	(219)	(319)
Taxes paid for shares withheld for equity awards	(3,203)	(1,056)
Net Cash used in Financing Activities	(6,875)	(27,302)
Effect of Exchange Rate Changes on Cash	432	1,641
Decrease in cash and cash equivalents	2,258	(27,288)
Cash and cash equivalents at beginning of period	54,150	105,057
Cash and Cash Equivalents at End of Period	$ 56,408	$ 77,769

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended September 30,
	2018	2017
Net Income	$ 48,938	$ 33,721
Interest expense, net	10,476	2,166
Income tax expense	7,164	16,661
Depreciation and amortization of property	4,981	3,927
Amortization of intangibles	10,921	5,831
EBITDA	$ 82,480	$ 62,306

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

The company supplemented the reporting of financial information determined under U.S. generally accepted accounting principles (GAAP) with reporting EBITDA (Earnings from operations before Interest, Taxes, Depreciation, and Amortization), a non-GAAP financial measure. EBITDA excludes items that may not be indicative of core operating results.  The company believes that this non-GAAP measure provides meaningful information to assist shareholders in understanding financial results, assessing prospects for future performance, and provides a better baseline for analyzing trends in our underlying businesses.  Because non-GAAP financial measures are not standardized, it may not be possible to compare this financial measure with other companies' non-GAAP financial measures having the same or similar names.  EBITDA should not be considered in isolation or as a substitute for reported results.  This non-GAAP financial measure reflects an additional way of viewing aspects of operations that, when viewed with GAAP results, provide a more complete understanding of the business.  The company strongly encourages investors and shareholders to review company financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

The reconciliation provided above reconciles EBITDA , a non-GAAP financial measure, with net income, a GAAP financial measure.